UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2013

Cvent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36043	54-1954458
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8180 Greensboro Drive, 9th Floor McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

(703) 226-3500

(Registrant’s telephone number, including area code.)

N/A

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2013, Cvent, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with TMG SOLUTIONS PLAZA 1, L.L.C., TMG SOLUTIONS PLAZA 2, L.L.C., and TMG SOLUTIONS PLAZA 3, L.L.C. (collectively referred to as “Owner”) for the lease of approximately 129,006 square feet of office space at buildings located at 1710 SAIC Drive, McLean, Virginia 22102 (“Tower 1”), 1709 SAIC Drive, McLean, Virginia 22102 (“Tower 2”), and 1707 SAIC Drive, McLean, Virginia 22102 (“Tower 3”) (collectively, the “Premises”). A brief description of the material terms of the Lease are provided below in Item 2.03 of this Current Report on Form 8-K, and are hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The material terms of the Lease referred to in Item 1.01 of this Current Report on Form 8-K are set forth below.

The term of the Lease is eleven (11) years, which the Company expects to commence on August 1, 2014. The commencement date may be adjusted in the event the Owner does not substantially complete upgrades and other agreed pre-occupancy work in time to permit the Company to occupy the leased Premises on or before such date. If the Owner fails to deliver the Premises to the Company in accordance with the Lease by May 1, 2015, the Company has the option to terminate the Lease.

The initial rentable area of the Premises shall be approximately 103,340 square feet spread across certain floors of Towers 1, 2 and 3. Beginning no later than September 1, 2016, the Company will expand its rentable area of the Premises by approximately 25,666 square feet.

The rent obligations during the term are summarized below. The time periods set forth below assume a Lease commencement date of August 1, 2014 which may be subject to adjustment as described above. The rent payments set forth below do not include the Company’s proportionate share of any operating expenses, including taxes, for the Premises. The Company will receive approximately $70.00 per square foot in allowances for tenant improvements.

From	To	Sq. Ft.	Monthly Rent
8/1/2014	7/31/2015	103,340	$0
8/1/2015	7/31/2016	103,340	$247,154.83
8/1/2016	8/31/2016	103,340	$253,355.23
9/1/2016	7/31/2017	129,006	$316,279.71
8/1/2017	7/31/2018	129,006	$324,235.08
8/1/2018	7/31/2019	129,006	$332,297.96
8/1/2019	7/31/2020	129,006	$340,575.84
8/1/2020	7/31/2021	129,006	$349,068.74
8/1/2021	7/31/2022	129,006	$357,776.64
8/1/2022	7/31/2023	129,006	$366,699.56
8/1/2023	7/31/2024	129,006	$375,837.48
8/1/2024	7/31/2025	129,006	$385,190.42

The Company has the option to extend the Lease for up to two (2) renewal terms of five (5) years each, provided that the rent would be subject to market adjustment at the beginning of each renewal term.

The foregoing is a summary description of the material terms of the Lease, not a complete description of the rights and obligations of the parties thereunder. For additional information, please refer to the full text of the Lease, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cvent, Inc.

Date:	October 23, 2013	By:	/s/ Peter L. Childs
		Name:	Peter L. Childs
		Title:	Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)